Exhibit 99.1

EXECUTION COPY

SEPARATION AND SETTLEMENT AGREEMENT

This Separation and Settlement Agreement (this "Agreement") is entered into as of September 21, 2012 by and between Gregory A. Mitchell (the "Executive"), and First PacTrust Bancorp, Inc., a Maryland corporation ("First PacTrust"). The Executive and First PacTrust are referred to as the "Parties," and each as a "Party," in this Agreement.

WHEREAS, the Executive has been employed by First PacTrust as, amongst other things, Chief Executive Officer, co-Chief Executive Officer, and Chief Executive Officer of its affiliate;

WHEREAS, the Executive is party to an employment agreement with First PacTrust effective as of November 1, 2010 (the "Employment Agreement");

WHEREAS, the Executive has provided First PacTrust with notice of his resignation pursuant to Sections 9 and 10 of his Employment Agreement, and the Executive and First PacTrust wish to set forth their mutual agreement as to the terms and conditions of such resignation;

NOW, THEREFORE, First PacTrust and the Executive hereby agree as follows:

1. Resignation. Effective as of 12:01 a.m. on September 21, 2012 (the "Resignation Date"), the Executive hereby resigns from his employment with First PacTrust and from all other positions the Executive then holds with respect to First PacTrust and its subsidiaries or affiliates (First PacTrust and all of its subsidiaries and affiliates and any predecessor entities, are hereinafter referred to as the "Affiliated Entities"), including as an officer or member of the board of directors of any Affiliated Entity. Within 15 business days following the Resignation Date or such earlier time as required by applicable law, the Executive will be paid all of his Accrued Obligations (as defined in Section 10(a) of the Employment Agreement) earned or accrued through the Resignation Date. All capitalized terms used but not defined hereunder shall have the meaning set forth in the Employment Agreement which is attached as Exhibit A.

2. Separation Payments and Benefits. Subject to the Executive's compliance with the terms of this Agreement and the non-revocation of the release set forth in Paragraph 5 of this Agreement, following the Revocation Date (as defined in Paragraph 14 of this Agreement), First PacTrust shall pay or provide the payments and benefits set forth below.

a.     In satisfaction of First PacTrust's obligations under Section 10(b)(i) of the Employment Agreement, First PacTrust agrees to severance pay for Executive in the amount of $832,000 payable to Executive in 24 equal monthly installments of $34,667.00 commencing on the first business day coincident with or next following the 60th day following the Resignation Date and on each one-month anniversary of the date of first payment until paid in full, subject to any delay required by the next sentence. Notwithstanding anything in this Agreement to the contrary, because Executive is a "specified employee," as defined in Section 1.409A-1(i) of the U.S. Treasury Regulations, any and all amounts payable under Paragraph 2 a. on account of his termination of employment that would be payable (but for this provision) within six months following the Resignation Date, shall instead be paid on the next business day following the expiration of that six-month period, or if earlier, on Executive's death, in each case with interest from the date on which payment would otherwise have been made, calculated at the mid-term applicable federal rate provided under Section 1274(d) of the Code. Notwithstanding Paragraph 9 of this Agreement, except as required by the applicable regulator, no amount or payment under this Paragraph 2 a. will be changed or affected by Section 16 of the Employment Agreement. As provided for in the Employment Agreement, in the event ofthe Executive's death, these payments will be made to his spouse or, in the event that she is not living, to his estate or designated beneficiary.

b. In consideration for the cancellation of all of the Executive's equity compensation awards except for the vested restricted stock which are not being cancelled, which include (i) 9,321 shares of unvested restricted stock granted to the Executive on November 1, 2010 and December 29, 2011 and (ii) 465,000 stock options granted on November 1, 2010 (including both the inducement grant and stock options granted in recognition of the Executive's substantial assistance in connection with First PacTrust's raising of additional capital), and in full satisfaction of First PacTrust's obligations under Section 10(b)(ii) of the Employment Agreement, First PacTrust shall pay the Executive on the fifth business day following the Revocation Date a lump sum cash payment of $503,830.40. The Executive represents and warrants that (i) the equity awards listed in the prior sentence is a complete and accurate list of all of the equity awards granted to the Executive during his employment (other than restricted stock awards that previously vested) and (ii) all outstanding equity awards held by the Executive are hereby cancelled.

c. In consideration for the Executive's agreement to consult with the Employer as an independent contractor and not an employee, as mutually agreed upon following the termination of his employment (which shall in no event require the Executive to provide services as a consultant that exceed 20 percent of the average level of services performed by the Executive during the 12-month period prior to the Resignation Date), and subject to compliance with the covenants set forth in Paragraphs 4, 5 and 6 of this Agreement, First PacTrust shall pay the Executive on the fifth business day following the Revocation Date a lump sum cash payment of $65,000.

d. Except as provided in Paragraph 2 of this Agreement, the Executive shall be entitled to no other compensation and/or benefits of any kind from any of the Affiliated Entities.

3.       Release of Claims.

a.     In consideration of and in exchange for the benefits provided to him under this Agreement, including but not necessarily limited to First PacTrust's acceptance of the Executive's resignation effective as of the Resignation Date, and the benefits set forth in Paragraph 2 of this Agreement, the Executive, of his own free will, voluntarily and unconditionally releases and forever discharges (the "Release") the Affiliated Entities, their respective directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with First PacTrust) (the "First PacTrust Releasees") from, any and all past or present causes of action, suits, agreements or other claims which the Executive, his dependents, relatives, heirs, executors, administrators, successors and assigns has or may hereafter have from the beginning of time to the date hereof against First PacTrust or the First PacTrust Releasees upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any matters arising out of his employment by the Affiliated Entities, and the cessation of said employment or any claim for compensation, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the California Family Rights Act, the California Worker Adjustment and Retraining Notification Act, and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment. The Release shall not, however, constitute a waiver of any of the Executive's rights to compensation and benefits due under this Agreement.

b. The Executive represents and warrants that he is not aware of any claim by him other than the claims that are released by this Release. The Executive further acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of entering into this Release, may have materially affected this Release and the Executive's decision to enter into it. Nevertheless, the Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts and the Executive hereby expressly waives any and all rights and benefits confirmed upon him by the provisions of California Civil Code Section 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

c. The Executive acknowledges that he has received a copy of this Agreement prior to its execution and has been advised hereby of his opportunity to review and consider the Release for 21 days prior to its execution. The Executive further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Agreement. The Executive enters into this Agreement having freely and knowingly elected, after due consideration, to execute this Agreement and to fulfill the promises set forth herein. The Release shall be revocable by the Executive during the seven-day period following its execution, and shall not become effective or enforceable until the expiration of such seven-day period. In the event of such a revocation, the Executive shall not be entitled to the consideration under this Agreement set forth in Paragraph 2.

d. The Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim which the Executive may have against First PacTrust or any of the First PacTrust Releasees. The Executive represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against First PacTrust or any of the First PacTrust Releasees arising out of or relating to any of the matters set forth in this Release. The Executive further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against First PacTrust or any of the First PacTrust Releasees for any of the matters set forth in the Release.

e. The Executive acknowledges that, in his decision to enter into this Agreement, including the Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of First PacTrust or any of the First PacTrust Releasees, except as set forth in the Release and this Agreement.

f. Nothing contained in the Release will be deemed or construed as an admission of wrongdoing or liability on the part of First PacTrust or any of the First PacTrust Re-leasees.

4. Non-disparagement. The Executive shall not disparage any of the Affiliated Entities, their current or former directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with First PacTrust) (the "First PacTrust Parties") . First PacTrust shall instruct its current officers and directors (as such terms are used for purposes of Section 16 of the Securities Exchange Act of 1934) not to disparage the Executive. For purposes of this Agreement, to "disparage" means to make statements, whether oral or written, whether direct or indirect, whether true or false and whether acting alone or through any other person, that cast the subject of the statement in a critical or unfavorable light or that otherwise cause damage to, or intend to embarrass, the subject of the statement. Attached to this Agreement as Exhibit B is a press release regarding Executive's termination of employment. Neither the Executive nor First PacTrust shall make any public statement regarding Executive's termination of employment that is materially inconsistent with such press release. The Executive may not disclose such termination of employment until First PacTrust has made such public announcement and published the press release. Nothing in the foregoing will preclude either the Executive or First PacTrust from providing truthful disclosures as required by applicable law or legal process.

5. Confidential Information; Restrictive Covenants; Return of Property.

a. Nonsolicitation; Confidentiality; Additional Remedies. The Executive shall be subject to each of the covenants set forth in Section 11 (Nonsolicitation), Section 12 (Nondisclosure of Confidential Information) and Section 13 (Additional Remedies) of the Employment Agreement.

b. Forfeiture and Repayments. With respect to obligations in existence pursuant to the Employment Agreement, all of the remedies under the Employment Agreement shall remain in full force and effect (and no additional remedies shall be available to First PacTrust with respect to those obligations). With respect to obligations arising in connection with this Agreement, the Executive agrees that, in the event a court issues a judgment or arbitrator issues a final judgment which states that the Executive has violated the provisions of Paragraph 4 or Paragraph 6 of this Agreement, in any material respect, on or following the Resignation Date, he will forfeit and not be entitled to any further payments in accordance with Paragraph 2 of this Agreement and he will be obligated to repay to First PacTrust any amounts paid after the date of the violation pursuant to the applicable provisions of Paragraph 2(a) of this Agreement and shall pay such other damages incurred by First PacTrust as a result of the Executive's breaches of such obligations. Such amount shall be paid to First PacTrust in cash in a single lump sum within ten business days after the judgment is entered by the trial court or final judgment by the arbitrator.

c. Scope of Restrictions; Consideration. The Executive acknowledges that the restrictions set forth in this Paragraph 5 are reasonable and necessary to protect First PacTrust's business and goodwill. The Executive acknowledges that if any of these restrictions or obligations are found by a court having jurisdiction to be unreasonable or overly broad or otherwise unenforceable, he and First PacTrust agree that the restrictions or obligations shall be modified by the court so as to be reasonable and enforceable and if so modified shall be fully enforced. The Executive acknowledges and agrees that the compensation and benefits provided in this Agreement constitute adequate and sufficient consideration for the covenants made by the Executive in this Paragraph 5. As further consideration for the covenants made by the Executive in this Paragraph 5, the Affiliated Entities have provided the Executive certain proprietary and other confidential information about First PacTrust, including, but not limited to, business plans and strategies, budgets and budgetary projections, income and earnings projections and statements, cost analyses and assessments, and/or business assessments of legal and regulatory issues.

d.     Return of Property. The Executive represents and warrants that he will return all Employment Materials to First PacTrust within three days of the Resignation Date, although First PacTrust may subsequently elect to provide any Employment Materials it deems necessary for the consulting period. For the purposes of this Paragraph 5(d), "Employment Materials" include, but are not limited to, computers, mobile telephones, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium and whether an original or a copy.

6. Cooperation. The Executive agrees to cooperate with First PacTrust after his departure as reasonably requested by First PacTrust, including with respect to any communications to current and former employees or directors of any of the Affiliated Entities as may reasonably be requested by First PacTrust in connection with such departure. The Executive will be available, on a non-exclusive basis upon reasonable notice, to respond to questions and provide assistance to First PacTrust regarding matters for which he was responsible and about which he had knowledge in connection with his employment with any of the Affiliated Entities for up to 120 hours in the aggregate during the six-month period following the Resignation Date. The Executive also will cooperate in any potential or pending litigation or arbitration that may involve him in any capacity as a result of his employment with, or service as a member of the board of directors of, any of the Affiliated Entities. This includes, if necessary, meeting at mutually convenient times with attorneys of any of the Affiliated Entities, attending meetings, depositions and trial, and providing truthful testimony. For the avoidance of doubt, nothing contained in this Paragraph 6 shall restrict the Executive's ability to seek and/or accept full-time employment during the cooperation period.

7. Forum Selection. The Parties agree that any dispute, claim or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims and, at First PacTrust's election, claims for injunctive or other relief under Paragraphs 4 and 5 of this Agreement) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement and the resulting termination of employment, including whether such a dispute is arbitrable, shall be settled by arbitration. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the Judicial Arbitration and Mediation Service (JAMS) in effect at the time a demand for arbitration under the rules is made, and such proceeding will be adjudicated in Los Angeles, California. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all Parties, their heirs, executors, administrators, successors and assigns. The non-prevailing party will be responsible for the arbitrators' fees, the prevailing party's attorneys' fees, and reasonable costs relating to the dispute.

8. Applicable Law. Except to the extent that federal law governs, this Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to any applicable state's choice of law provisions.

9. Integrated Agreement; Amendments. Except with respect to the provisions of the Employment Agreement expressly referenced herein and Section 16 of the Employment Agreement, which the parties agree shall survive in its entirety, this Agreement sets forth the entire agreement of First PacTrust and the Executive with respect to the subject matter hereof, and supersedes all other agreements between any of the Affiliated Entities and the Executive and any employment or severance plan, policy, agreement or arrangement of any of the Affiliated Entities. Without limiting the generality of the foregoing, the Executive expressly acknowledges and agrees that except as specifically set forth in this Agreement and the Employment Agreement to the extent that it is incorporated herein, he is not entitled to receive any severance pay, severance benefits, compensation or employee benefits of any kind whatsoever from First PacTrust or any of its affiliates. This Agreement may not be amended unless the amendments are in writing and signed by the Executive and an authorized representative of First PacTrust.

10. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

11. Taxes. Notwithstanding any other provision of this Agreement, First PacTrust may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such Federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation. Section 14 of the Employment Agreement shall survive in its entirety and apply to this Agreement.

12. Successors. This Agreement is personal to the Executive and without the prior written consent of First PacTrust shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and the legal representatives of his estate to the extent applicable. This Agreement shall inure to the benefit of and be binding upon First PacTrust and its successors and assigns.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14. Representations and Warranties. By signing this Agreement, the Executive warrants that he:

a.       has carefully read and reviewed this Agreement;

b.       fully understands all of its terms and conditions;

c. fully understands that this Agreement is legally binding and that by signing it he is giving up certain rights;

d. has not relied on any other representations by First PacTrust or its employees or agents, whether written or oral, concerning the terms of this Agreement;

e. has been advised of his opportunity to consider for up to 21 days whether to accept the Release;

f. will have seven days to revoke the Release (but not the remainder of this Agreement) after signing it, with the eighth day following the execution of this Agreement being referred to as the "Revocation Date";

g. has been advised by, and has had the opportunity to consult with, an attorney prior to executing this Agreement;

h.         acknowledges that all notice requirements under any other agreement, arrangement or plan have been fully satisfied;

i.         executes and delivers this Agreement freely and voluntarily;

j.      is waiving any rights or claims he may have under the Age Discrimination in Employment Act of 1967; and

k.     is not waiving any rights or claims which may arise after this Agreement is signed.

15.      Notices. All notices, requests, demands and other communications required to or permitted to be given under this Agreement will refer to the provision under this Agreement for which notice is given, will be in writing and will be effective (i) when personally delivered, (ii) two business days after deposit in the United States certified mail, return receipt requested and postage prepaid, or, (iii) the next business day after deposit with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL WorldWide Express are approved), shipping charges prepaid and next-business-day delivery selected, in each case addressed to each party at the following address:

If to the Executive:      Gregory A. Mitchell
                                       6 Camino Monte Sol Alamo, CA 94507

If to First PacTrust:      First PacTrust Bancorp, Inc.
                                       18500 Von Karman Ave, Suite 1100
                                       Irvine, California 92612
                                       ATTN: Chief Executive Officer

Each party will make an ordinary, good faith effort to ensure that it will accept or receive notices that are given under this Subsection and that any person to be given notice actually receives that notice. A party may change or supplement the addresses given below the signature line, or designate additional addresses, for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

16. Headings. The headings and captions of the paragraphs of this Agreement are inserted for convenience of reference only, and are not to be considered in the construction or the interpretation of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

/s/ Gregory A. Mitchell Executive FIRST PACTRUST CORPORATION By: /s/ Steven Sugarman Name: Steven Sugarman Title: Chief Executive Officer

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EXECUTION COPY

EXHIBIT A MITCHELL EMPLOYMENT AGREEMENT

EXHIBIT B PRESS RELEASE

First PacTrust Bancorp Names Steven A. Sugarman Chief Executive Officer; Robert M. Franko Named Chief Executive Officer of PacTrust Bank

IRVINE, Calif., September 21, 2012 - First PacTrust Bancorp (NASDAQ: BANC) ("First PacTrust"), the holding company for PacTrust Bank and Beach Business Bank, today announced the appointment of Steven A. Sugarman as Chief Executive Officer. Mr. Sugarman, who joined First PacTrust as a Director in November 2010, had been co-CEO since mid-August.

The company also announced the appointment of Robert M. Franko as Chief Executive Officer of Pacific Trust Bank. Mr. Franko continues to also serve as President of First PacTrust and CEO of Beach Business Bank.

The new appointments, effective today, occurred concurrently with the resignation of Gregory A. Mitchell as an officer and director of First PacTrust and its subsidiaries and affiliates. Mr. Mitchell, who joined First PacTrust in November 2010, had been co-CEO with Mr. Sugarman for the last month.

First PacTrust Chairman Timothy R. Chrisman stated, "We are thrilled to have Steven Sugarman and Bob Franko lead our organization forward. Steve has been key to setting and executing our strategic plan over the past two years and has the full support of the Board to lead the next phase of our growth. Bob's deep commercial banking experience and strong operational excellence has convinced the Board that he is the ideal leader for our banks. He will be focusing on integrating our banking assets into a single commercial bank, thereby realizing numerous financial and strategic synergies. We thank Greg for all his efforts on behalf of First PacTrust."

Mr. Sugarman, who serves as Chairman of the Board's Strategic Planning Committee, said, "Since November 2010, First PacTrust has successfully built and acquired the strategic assets and scale necessary to be Southern California's bank of choice for entrepreneurs, small business owners and their families. The banks are now approaching $2.2 billion in assets, including our announced acquisition of The Private Bank of California. With the clarity that comes with today's board actions, First PacTrust will begin the next phase of its strategic plan. This will center on the integration of our assets and operations across our banks into a single, full-service commercial bank with increased profitability, increased capabilities and enhanced systems."

Greg Mitchell stated, "Having worked with Steven Sugarman for the last two years, it is clear to me that Steve possesses the knowledge and vision needed to lead First PacTrust Bancorp into the future."

Mr. Mitchell continued, "By every metric - capital, asset quality, management, earnings and liquidity -the Company is strong and well positioned, both financially and strategically. As a result of the Company's strong current position, it became clear to me that this was the perfect time for me to step away and pursue personal goals. I want to express my gratitude and personal thanks to all the employees who have entrusted me with the responsibility to lead First PacTrust's reorganization over the past two years. I am proud of the work they have done and continue to do for all our shareholders."

Mr. Sugarman, an attorney with degrees from Dartmouth College and Yale Law School, is the founder and Chief Executive Officer of COR Capital LLC, a Southern California-based investment firm. Previously, he co-founded a $2 billion investment advisory firm focused on public equities and worked as a management consultant at McKinsey & Company and an investment advisor at Lehman Brothers.

Mr. Franko is Chief Executive Officer of Beach Business Bank, which he founded in 2003. During a 30-year career, he has headed the $10 billion Personal Trust and Investments Division of City National Bank; served as Executive Vice President and Chief Financial Officer of Imperial Bancorp (NYSE: IMP), a $4+ billion bank holding company and Chairman and Chief Executive Officer of the $10 billion Imperial Trust Company; and, was Chief Financial Officer of Canary Wharf Development Co., which built the world's largest real-estate development, a 12-million-square-foot office and retail complex.

Mr. Mitchell will continue to serve First PacTrust as a consultant to the company for a period of up to six (6) months.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the $1.6 billion multi-bank holding company of PacTrust Bank and Beach Business Bank, which together operate 19 banking offices in Los Angeles, Orange, San Diego and Riverside counties, and 23 loan production offices in California, Arizona, Oregon and Washington. PacTrust Bank gives customers convenient account access choices through 30,000 surcharge-free ATM locations nationwide, as well as mobile, online and telephone banking. In addition to providing a full range of consumer and business deposit and loan services, PacTrust is one of the few institutions that offer free checking, maintaining a client focused reputation built on its four core principles of service, choice, value and trust. Beach Business Bank provides a full range of deposit and loan services tailored to meet the needs of small-to-mid-sized businesses, professionals and individuals. Beach Business Bank also has a division named The Doctors Bank®, which serves physicians and dentists nationwide. Additionally, Beach Business Bank provides loans to small businesses based on SBA lending programs.

Forward-Looking Statements

This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in First PacTrust Bancorp Inc.'s ("First PacTrust") filings with the Securities and Exchange Commission (the "SEC"). Risks and uncertainties related to First PacTrust include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement with The Private bank of California; (2) the outcome of any legal proceedings that may be instituted against First PacTrust or Private Bank of California; (3) the inability to complete the transactions contemplated by the definitive agreement due to the failure to satisfy conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction, or the recently completed Gateway Business Bank and Beach Business Bank acquisitions, may disrupt current plans and operations, and the potential difficulties in employee retention as a result of those transaction; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Investor Relations Inquiries:
First PacTrust Bancorp, Inc.
Richard Herrin, 949-236-5300

Source: First PacTrust Bancorp